UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 23, 2004

                                SENTICORE, INC.
                            (FKA Hojo Holdings, Inc.)
                            -------------------------
               (Exact Name of Registrant as Specified in Charter)
                                    Delaware
                                    --------
                 (State or Other Jurisdiction of Incorporation)

                                    333-87111
                                    ---------
                            (Commission File Number)

                                   11-3504866
                                   ----------
                      (I.R.S. Employer Identification No.)

                              2410 Hollywood Blvd.
                              Hollywood, FL 33020
              ----------------------------------------------------
             (Address of Principal Executive Offices)    (Zip Code)

                                 (954) 927-0866
                                  -------------
              (Registrant's Telephone Number, Including Area Code)

     This Current Report on Form 8-K is filed by Senticore, Inc., formerly known as Hojo Holdings, Inc., a Delaware corporation (the "Registrant"), in connection with the matters described herein.

ITEM  5.     OTHER EVENTS AND REGULATION FD DISCLOSURE.

     On February 23, 2004, the Registrant, Westar South America S.A., a corporation organized and existing under the laws of Venezuela ("Westar"), and the two shareholders of Westar (the "Westar Stockholders"), executed an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which each share of common stock of Westar will be exchanged for 29,000,000 shares of common stock of the Registrant to be issued by the Registrant to the Westar Stockholders in a transaction designed to be tax-free pursuant to Section
368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. As a result of the Merger, Westar will become a wholly-owned subsidiary of the Registrant. An executed copy of the Merger Agreement is attached as Exhibit 10 hereto.

     The Closing under the Merger Agreement will occur on the second day after the satisfaction or waiver of all conditions precedent to the obligations of the parties to consummate the transactions contemplated by the Merger Agreement. The Merger is conditioned on, among other things, the Registrant and Westar obtaining the written consent of all of the members of their Board of Directors and holders of a majority of the outstanding shares of common stock to approve the transactions contemplated by the Merger Agreement. Such actions by written consent have been taken by the respective Board of Directors and shareholders, and, accordingly, the Merger Agreement and the Merger have been approved by all necessary corporate action. In addition, the Merger is conditioned on the satisfactory completion by each of Registrant and Westar of a due diligence investigation. Further, the obligations of the Registrant to consummate the Merger are subject to the delivery at closing to Rohit Patel, an affiliate of the Registrant, of 14,500,000 shares of common stock of the Registrant and the delivery to Saroj Patel, an affiliate of the Registrant, of 14,500,000 shares of common stock of the Registrant, in each case as compensation for the services which they rendered in connection with negotiating and structuring the Merger and as compensation in the nature of a finder's fee for their role in identifying and working with Westar in order to bring the Merger to fruition.

     In addition to filing this Current Report on Form 8-K, the Registrant contemplates filing with the Commission, prior to the Closing, an Information Statement on Schedule 14C, disclosing to its shareholders the details of the Merger.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



SENTICORE, INC.


By: /s/ Carl Gessner
    ----------------
    Carl Gessner
    President


Date:  February 24, 2004







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                                  EXHIBIT INDEX

Exhibit
Number        Description
------        -----------

10            Agreement and Plan of Merger, dated February 23, 2004.



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